Execution Copy

DATED

20 February 2008

INTERCREDITOR DEED

relating to

PRIORITY OF SECURED CREDITORS

between

THE ROYAL BANK OF SCOTLAND PLC

and

FAUNUS GROUP INTERNATIONAL, INC

and

CODA OCTOPUS GROUP, INC. AND CERTAIN OF ITS SUBSIDIARIES

THIS DEED IS DATED 20 FEBRUARY 2008

PARTIES

(1) Faunus Group International, Inc. a Delaware corporation whose principal place of business is 80 Broad Street, 22nd Floor, New York, New York 10004 ("**Senior Lender**").

(2) The Royal Bank of Scotland plc, incorporated and registered in Scotland with company number 90312 acting through its London offices located at 135 Bishopsgate, London EC2M 3UR ("**Junior Lender**").

(3) Coda Octopus Group Inc., incorporated in the State of Delaware and whose principal place of business is at 164 West 25th Street, New York, New York and being the parent of the Guarantors ("**Borrower**").

(4) The several persons whose details are set out in Schedule 1 (each a "**Guarantor**" and together the "**Guarantors**").

BACKGROUND

(A) Pursuant to the Senior Financing Documents, the Senior Lender has:

(i) purchased from certain of the Grantors, and the relevant Grantors have assigned and/or otherwise transferred to the Senior Lender, or are in the future required to do so, the Financed Receivables; and

(ii) the benefit of certain Security Interests over the Borrower's and each of the Guarantor's property which secure the underlying obligations of the Borrower and each Guarantor under the Senior Financing Documents.

(B) The Junior Lender has agreed to provide the Junior Debt to the Borrower.

(C) The Senior Lender and Junior Lender have agreed that the priorities of their respective Securities and Debts shall be regulated in the manner set out in this Deed.

(D) The Borrower and each of the Guarantors have agreed to enter into this Deed to acknowledge its terms and to give certain covenants to the Lenders.

AGREED TERMS

1. INTERPRETATION

1.1 The definitions and rules of interpretation in this Clause apply in this Deed.

Charged Property: all property of each of the Grantors mortgaged or charged to, or otherwise the subject of Security Interests granted to, the Senior Lender pursuant to the Senior Security Documents.

Financed Receivables: all those book and other debts of any of the Grantors that have been, or purportedly been, sold, assigned and/or transferred to the Senior Lender under and in accordance with the Senior Receivables Finance Documents.

Grantors: the Borrower and the Guarantors.

Junior Debt: all of the debts and liabilities and other payment obligations due, owing or incurred by each Grantor to the Junior Lender pursuant to the Loan Note Documents and any other debt, liability or other payment obligation which, at the date of this Deed or from time to time, may be owing or existing as a contingent liability of a Grantor to the Junior Lender secured by the Junior Security.

Junior Debt Conversion: as is defined in Clause 5.5 (*Permitted payments and preservation of Junior Debt*).

Junior Security: the Security Interests constituted by the Junior Security Documents, together with any other Security Interest which at the date of this Deed secures any of the Junior Debt.

Junior Security Documents: The Deed of Guarantee, the Debentures, the Floating Charges and the Security Agreement all dated Completion Date (as is defined in the Deed of Guarantee).

Lender: each of the Senior Lender and the Junior Lender and **"Lenders"** shall be construed accordingly.

Loan Note Documents: the various documents constituting the Junior Debt between the Junior Lender and each of the Grantors entered into on Completion Date (as is defined in the Deed of Guarantee).

Security: the Senior Security and the Junior Security together or either of them.

Security Interest: any mortgage, pledge, lien, charge (whether fixed or floating), security assignment, security transfer, hypothecation, standard security or any other security agreement, retention of title or encumbrance of any kind or any other arrangement (whether relating to existing or future assets) having substantially the same economic affect as any of the foregoing (including, without limitation, the deposit of monies or property with a person with the primary intention of affording such person a right of set-off or lien).

Senior Debt: all of the debts and liabilities due, owing or incurred by each Grantor to the Senior Lender pursuant to the Senior Financing Documents (including without limitation all principal and interest (including interest accrued at the applicable default rate and interest that would have accrued but for any proceeding, whether or not allowed in such Proceeding) and any other debt, liability or other payment obligation which, at the date of this Deed or from time to time, may be owing or existing as a contingent liability of a Grantor to the Senior Lender secured by the Senior Security).

Senior Discharge Date: the date on which the Senior Debt shall have been indefeasibly discharged in full in cash or cash equivalents and the Senior Lender has no actual or contingent obligation to provide financing facilities or other accommodation to any of the Grantors.

Senior Financing Documents: all those instruments, deeds and/or agreements as are more particularly described in Schedule 2.

Senior Lender Release: an irrevocable release and discharge, granted by the Senior Lender, of all of the Senior Security.

Senior Receivables Finance Documents: the several Senior Financing Documents more particularly described at items 2, 3 and 4 of Part 2 (*Facility Documents*) of Schedule 2.

Senior Security Documents: all the Senior Financing Documents except for the Senior Receivables Finance Documents.

Senior Security: the Security Interests constituted by the Senior Security Documents, together with any other Security Interest which at the date of this Deed secures any of the Senior Debt.

1.2. A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force for the time being, taking account of any amendment or re-enactment or extension and includes any former statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.3. Words in the singular include the plural and in the plural include the singular.

1.4. A reference to a Clause or Schedule is to a Clause of, or Schedule to, this Deed unless the context requires otherwise.

1.5. A reference to **this Deed** (or any provision of it) or any other document shall be construed as a reference to this Deed, that provision or that document as it is in force for the time being and as amended, varied or supplemented in accordance with its terms or with the Deed of the relevant parties and (where the terms of this Deed, or the relevant document, required consent to be obtained as a condition to that amendment being permitted) the prior written consent of the relevant party.

1.6. A reference to a **person** shall include a reference to an individual, firm, company, corporation, unincorporated body of persons, or any state or any agency of any state.

1.7. A reference to **assets** includes present and future properties, undertakings, revenues, rights and benefits of every description.

1.8. A reference to an **authorisation** includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution.

1.9. A reference to a **regulation** includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.10. Clause, Schedule and paragraph headings shall not affect the interpretation of this Deed.

1.11. A reference to **indebtedness** shall include any obligations (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent.

2. CONSENTS AND EXCLUSIONS

2.1 Insofar as consent is required under the terms of any of the Securities or otherwise, each of the Lenders hereby consents to the creation and continuance of each other Lender's Security and to the registration or other perfection of such Security.

2.2 The Junior Lender hereby:

(a) consents to the sale, assignment and/or transfer by each relevant Grantor of its Financed Receivables to the Senior Lender under and in accordance with the Senior Receivables Finance Document(s) to which that Grantor is a party; and

(b) to the extent necessary to give effect to such consent, releases to each relevant Grantor all Financed Receivables to hold the same freed and discharged from the Junior Security absolutely; and

(c) to the extent of any security interest in or deemed to be granted to the Senior Lender in the assets of any Grantor, agrees not to contest the validity, perfection or priority of the Senior Security.

3. PRIORITIES

3.1 The Lenders and each of the Grantors agree that, subject to the provisions set forth in Clause 14 *(Duration)*, at all times prior to the Senior Discharge Date:

(a) the Senior Security shall rank in priority to the Junior Security in all respects; and

(b) the Junior Debt shall be subordinated to the Senior Debt.

3.2 Nothing in this Deed shall affect the status of the Security as continuing security, nor shall the ranking of the Security or the subordination of the Debts contained in this Clause 3 be affected by any of, or any combination of any of, the following:

(a) the nature of the various securities comprised in the Security and the order of their execution, notice or registration; or

(b) any provision contained in any of the Security; or

(c) the respective date (or dates) on which any person received notice of the existence or creation of the Security; or

(d) the respective date (or dates) on which monies may be, or have been, advanced or become owing or payable or secured under the Security; or

(e) any fluctuation from time to time in the amount of the monies secured by the Security (which shall be continuing security in favour of the respective Lenders) and in particular, without limitation, any reduction to nil of the monies so secured; or

(f) the existence at any time of a credit balance on any current or other account of the Grantors; or

(g) the appointment of any liquidator or receiver, administrator or other similar officer either in respect of the Grantors or over all or any part of any assets of any Grantor.

3.3 Each of the Grantors agrees to endorse:

(a) a memorandum of this Deed on each of the Senior Security Documents and each of the documents constituting the Junior Security to which that Grantor is a party; and

(b) a restriction on each of the Junior Security Documents prohibiting any assignee or transferee from taking or relying upon the benefit of the same save to the extent that such assignee or transferee has agreed to be bound by this Deed in accordance with Clause 15.2 (*Restrictions on Assignment*)

4. GRANTORS' COVENANTS

4.1 Each Grantor covenants that, at all times prior to the Senior Discharge Date, it:

(a) shall not create, or allow to exist, any Security Interest (other than the Security) over any of its assets or the assets of another Grantor; or

(b) except as is permitted by this Deed, shall not vary the Loan Note Documents or the Senior Financing Documents.

4.2 Each of the Grantors covenants with the Junior Lender that each Grantor shall take all steps to procure that the Senior Lender Release occurs as soon as is reasonably practicable following the Senior Discharge Date.

4.3 Upon the occurrence of the Senior Lender Release, each Grantor shall take all steps required under the applicable laws relevant to the Junior Lender Security to ensure

that the Junior Lender has a first ranking security interest in the assets of the Grantors which are secured in accordance with the Loan Note Documents.

4.4 Each of the Grantors acknowledges to each of the Senior Lender and the Junior Lender that the obligations of each Grantor hereunder are undertaken on a joint and several basis.

5. PERMITTED PAYMENTS AND PRESERVATION OF JUNIOR DEBT

5.1 Each Grantor may, subject to Clauses 5.2 and 5.5:

(a) make each payment of interest, and all amounts relating to interest, on the Junior Debt on the relevant due date in accordance with the Loan Note Documents;

(b) pay any fees, costs and expenses due to the Junior Lender; and

(c) make each scheduled repayment of principal of the Junior Debt in accordance with the relevant Loan Note Documents.

5.2 The payments permitted by Clause 5.1 may only be made in each such case if:

(a) not less than 14 days prior written notice has been given by the paying Grantor to the Senior Lender of its intention to make such payment and the due date therefore;

(b) following receipt of any such notice the Senior Lender has consented, prior to the date on which the paying Grantor is due to make the relevant payment, to the making of that payment (which consent is not to be unreasonably withheld, provided the Senior Lender is satisfied on the basis of the latest available financial information relating to the Grantors that the paying Grantor is able to make the relevant payment without suffering any material adverse consequences to its cash flows or to its ability to satisfy its other debt and payment obligations as they fall due for such period as the Senior Lender may determine following the date on which the proposed such payment is to be made); and

(c) each of the following conditions is satisfied:

(i) no step has been taken (by any of the Lenders) to enforce any of the Senior Financing Documents, the Loan Note Documents or any of the Security;

(ii) no event of default, other termination event or potential event of default (as defined in the Senior Financing Documents) has occurred, is continuing and has not been remedied or waived and no event of default would occur as a result of such payment (compliance with financial covenants of the Senior Financing Documents being tested on a pro forma basis on the basis of the most recently delivered financial statements of the Grantors; or

(iii) no step has been taken for the winding up, bankruptcy, dissolution, administration or reorganisation of, or the appointment of a liquidator, receiver, administrator or other similar officer over, the Grantors or any of their respective assets (or anything analogous to any of the foregoing under the laws of any applicable jurisdiction outside England and Wales).

5.3 Subject to Clause 5.5, the Junior Debt shall remain owing or due and payable from each of the Grantors, and interest and default interest shall accrue on missed payments in accordance with the terms of the Loan Note Documents relating to the Junior Debt, despite any term of this Deed that might postpone, subordinate or prevent payment of the Junior Debt.

5.4 No delay in exercising rights and remedies in respect of the Junior Debt because of any term of this Deed postponing, restricting or preventing such exercise shall operate as a waiver of any of those rights and remedies.

5.5 If all the Junior Debt is converted into shares of the Borrower in accordance with the terms of the Loan Note Documents (the **Junior Debt Conversion**) then the Junior Debt shall be deemed to be extinguished and the Junior Lender shall, at the cost and expense of the Grantors, grant such releases as shall be necessary to ensure that the Junior Security is irrevocably released and discharged. Forthwith upon such release, this Deed shall terminate subject to and in accordance with the provisions of Clause 14.

6. MODIFICATION OF LOAN NOTE DOCUMENTS OR THE SENIOR FINANCING DOCUMENTS

6.1 Until the Senior Discharge Date and irrevocable release of the Senior Security, none of the Lenders nor the Grantors shall agree any modification or amendment to, or make any other deed affecting, the Loan Note Documents or the Senior Financing Documents which would increase the commitments of the Senior Lender or the Junior Lender. For the avoidance of doubt, advances by the Senior Lender of additional post-petition financing amounts as permitted under section 364 of the United States Bankruptcy Code are not violations of this Clause 6.1.

6.2 Nothing in Clause 6.1 shall prevent:

(a) any change in interest permitted by the Senior Financing Documents or the Loan Note Documents relating to the calculation of additional costs, the substitute basis or the default interest provisions or under any other provisions; or

(b) the Senior Lender agreeing that any part of the Senior Debt which is prepaid should remain available for redrawing

7. NO FURTHER GRANTS

7.1 Subject to Clause 7.2, no Lender will accept any further Security Interests from any of the Grantors without prior written consent of the other Lender (provided that this will not affect the right of any of the Lenders to perfect any existing Security Interests comprised within the Security).

7.2 For the avoidance of doubt, nothing contained in Clause 7.1 shall prohibit or restrict the continuing assignment and/or transfer of Financed Receivables to the Senior Lender by any of the Grantors under or in accordance with the Senior Receivables Financing Documents.

8. SENIOR LENDER RIGHTS

8.1 The Senior Lender may, subject to Clause 9.1 (*Senior Debt Enforcement*), consent, release, approve, waive or take any other action in relation to, or vary any of the terms of, the Senior Financing Documents in order to:

(a) release the assets of any Grantor from Senior Security; or

(b) consent, release, approve, waive or take any other action in relation to, or vary any of the terms of, the Senior Financing Documents in order to:

(i) allow any Grantor an extension in time in any time period prescribed in the Senior Financing Documents; and

(ii) consent to any variations of the financial covenants in the Senior Financing Documents.

9. SENIOR DEBT ENFORCEMENT

9.1 The Senior Lender will notify the Junior Lender before:

(a) it serves a demand for payment of a Senior Debt on any of the Grantors (other than a demand for payment on the due date);

(b) it serves a notice to the effect that the Senior Debt is immediately due and payable any of the Grantors;

(c) it takes any step to enforce any Senior Security; or

(d) it presents, or joins in, a petition for or votes in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any of the Grantors

provided always that:

(i) nothing contained in this Clause 9.1 shall prevent the Senior Lender from taking any such action without the need for such notice if, at any time after it has become entitled to take any such action, the Senior Lender reasonably believes that it is necessary to do so in order to protect its Security or any

other right or remedy to which it is entitled under the Senior Financing Documents; and

(ii) in any event, no action taken by the Senior Lender shall be invalid or ineffective because of a failure to notify the Junior Lender in accordance with this Clause 9.1.

9.2 The Junior Lender waives any right it has, or may have in the future, to marshalling in respect of any Security held by the Senior Lender.

10. JUNIOR DEBT ENFORCEMENT

10.1 Until the Senior Discharge Date, except with the prior written consent of the Senior Lender (which consent the Senior Lender may give or withhold in its absolute discretion), but subject always to Clause 10.2, the Junior Lender shall not:

(a) serve a demand for the payment of a Junior Debt on any of the Grantors; or

(b) serve a notice to the effect that a Junior Debt is immediately due and payable on any of the Grantors; or

(c) take any step to which might affect the ranking of a Junior Security as regards any asset which it covers; or

(d) take any step to enforce any Junior Security, including but not limited to the exercise of any right of set-off or combination of accounts; or

(e) present, or join in, a petition for or vote in favour of any resolution for the winding-up, dissolution, administration or voluntary arrangement or any other insolvency proceeding in relation to any of the Grantors

10.2 If a default occurs in respect of the Junior Debt, the Junior Lender shall:

(a) as soon as is reasonably practicable after becoming aware of such occurrence, give notice of that default to the Senior Lender; and

(b) not commence or take any action to enforce the Junior Debt and/or the Junior Security until the earlier of:

(i) the Senior Discharge Date; and

(ii) the date on which the Senior Lender agrees (in its sole discretion) that the Junior Lender commence or take any such action.

10.3 Following receipt of a notice of Junior Debt default from the Junior Lender under Clause 10.2(a) above, the Senior Lender may take and/or refrain from taking whatever action it deems, in its absolute discretion, appropriate to enforce the Senior Debt and the Senior Security pursuant to Clause 9 (*Senior Debt Enforcement*).

11. APPLICATION

11.1 The priority of the Lenders shall stand (regardless of the order of execution, registration or notice or otherwise) so that all monies and/or property received and/or recovered by a Lender of the enforcement of its Security (including but not limited to the exercise of any right of set-off or combination of accounts) shall be applied in the following order of priority, after providing for all reasonable outgoings, costs, charges, expenses and liabilities of enforcement, exercising rights on winding up and payments ranking in priority as a matter of law:

(a) first, in or towards the discharge of the Senior Debt;

(b) second, once the Senior Debt has been fully discharged, in or towards discharge of the Junior Debt; and

(c) third, after the Junior Debt has been fully discharged, to the Grantors or any other person entitled to it.

11.2 The Senior Lender shall not be obliged to bring into account any preferential payments received by it under section 386 of, and Schedule 6 to, the Insolvency Act 1986.

12. TURNOVER

The Junior Lender covenants with the Senior Lender that if and to the extent that, prior to the Senior Discharge Date, the Junior Lender receives and/or recovers from or in respect of any Grantor a payment or distribution in cash or in kind on account of the Junior Debt or otherwise that is prohibited by this Deed:

(a) the Junior Lender shall forthwith pay any and all such payments or distributions to the Senior Lender for application in accordance with Clause 11 (*Application*);

(b) pending such payment over to the Senior Lender, the Junior Lender shall hold all such payments or distributions on trust for the Senior Lender; and

(c) as between the Junior Lender and the relevant Grantor, the amount of the Junior Debt in respect of which such payment or other distribution was made shall be deemed (to the extent of such payment or distribution) not to have been paid or discharged.

13. WINDING UP

13.1 If any of the Grantors is wound up, the Junior Lender shall take all steps it reasonably can to:

(a) recover all amounts which may be due in respect of the Junior Debt from the Borrower or any Guarantor (or any third party);

(b) exercise its rights (however arising) against any property in respect of any such amounts; and

(c) prove in the winding-up.

13.2 The Junior Lender shall pay all monies so received to the Senior Lender, less all reasonable costs and expenses (including legal fees and expenses) incurred in respect of such recoveries.

13.3 The Senior Lender shall hold monies so received in a suspense account and shall apply them as soon as it is reasonably apparent to the Senior Lender that following the enforcement of the Senior Security the Senior Debt will not be fully discharged, in reduction of the Senior Debt or otherwise, in accordance with Clause 10.3.

13.4 Between each Grantor and its creditors, no payments or receipts under Clause 13.2 or Clause 13.5 shall be deemed to constitute payment by that Grantor to the Senior Lender in respect of the Senior Debt.

13.5 If such payments result in the Senior Debt being fully paid, the Junior Lender shall, to the extent of those payments, be subrogated to the rights of the Senior Lender under the Senior Security to receive payments or distributions of assets under the Senior Security until the Junior Debt shall be fully discharged.

14. DURATION

14.1 Subject always to Clause 14.2, this Deed shall automatically terminate and cease to have effect on the earlier of (i) the Senior Discharge Date and (ii) the date on which the Junior Security is irrevocably released and discharged following the Junior Debt Conversion.

14.2 Termination of this Deed under Clause 14.1 shall not affect any of the obligations of any the parties hereto, nor impair any of their respective rights and/or remedies, whether arising under this Deed or under the general law, with respect to any act, matter or thing that occurred prior to such termination (including, but not limited to the rights and/or obligations, if any, of a party under Clause 12 (*Turnover*).

15. RESTRICTIONS ON ASSIGNMENTS

15.1 None of the Grantors may assign and/or transfer all or any part of their respective rights and/or obligations under this Deed.

15.2 At all times until that Deed ceases to have effect in accordance with clause 14, neither of the Lenders shall assign or transfer any of its rights, benefits and/or obligations under this Deed, the Loan Note Documents, the Senior Financing Documents and/or the Security without first requiring the assignee or transferee to execute and deliver to the other parties to this Deed a deed of accession by which such assignee or transferee agrees to be bound by terms of this Deed.

16. BUY OUT POWERS OF JUNIOR LENDER

16.1 If the Junior Lender wishes to exercise any of its rights under the Junior Security, the Junior Lender shall have the right, but not the obligation, to repay all amounts then due, owing or incurred to the Senior Lender in respect of the Senior Debt (including, for the avoidance of doubt, any termination fee or other amount falling due for payment under any of the Senior Financing Documents by virtue of any such repayment being made at that time).

16.2 On receipt of such payment from the Junior Lender, the Senior Lender shall (at the expense of the Grantors, and subject to prior payment by the Grantors of all such costs and expenses, including but not limited to legal and other professional fees and any applicable VAT) assign and/or transfer all its rights, title and interest to and in the Senior Financing Documents, the Senior Debt and the Senior Security to the Junior Lender and shall execute and do any and all things and documents that the Junior Lender may reasonably require in order to give effect to any such assignment and/or transfer, including (but not limited to) any notices to any of the Grantors and, subject to prior receipt by the Senior Lender of a satisfactory written indemnity in respect of the exercise by the Junior Lender of any such power, a power of attorney in satisfactory form in respect of the Senior Financing Documents, the Senior Debt and/or the Senior Security favour of the Junior Lender.

16.3 The Junior Lender shall not, save with the prior written consent of the Senior Lender, make advances to any of the Grantors of additional post-petition financing amounts (within the meaning of section 364 of the United States Bankruptcy Code) unless and until any repayment of the Senior Debt contemplated by clause 16.1 above has been fully and finally made and completed.

17. ACKNOWLEDGEMENTS OF THE GRANTORS

17.1 Each of the Grantors acknowledges the terms of this Deed and consents to the Lenders communicating with each other about the Grantors' affairs either jointly or separately for the purposes of this Deed.

17.2 Each of the Grantors further acknowledges that none of the provisions entered into by the Lenders are for the benefit of the Grantors, nor may they be enforced or relied on by any of the Grantors.

18. REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

18.1 Any amendment to this Deed shall be in writing and signed by, or on behalf of, each party.

18.2 Any waiver of any right or consent given under this Deed is only effective if it is in writing and signed by the waiving or consenting party, and applies only in the circumstances for which it is given. Such waiver shall not prevent the party giving it from subsequently relying on the relevant provision.

18.3 No delay or failure to exercise any right under this Deed shall operate as a waiver.

18.4 No single or partial exercise of any right under this Deed shall prevent any further exercise of the same, or any other right, under this Deed.

18.5 Rights and remedies under this Deed are cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

19. PARTIAL INVALIDITY

19.1 The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Deed under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions.

19.2 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with any modification necessary to give effect to the commercial intention of the parties.

20. NOTICES

20.1 Every notice, request, demand or other communication under this deed shall:

(a) be in writing, delivered personally or sent by pre-paid first-class letter or fax (confirmed by letter); and

(b) be sent to:

(i) the Senior Lender at:

80 Broad Street, 22nd Floor, New York, New York 10004

Fax: (212) 248-3405

Attention: Joseph Albertelli

(ii) the Junior Lender at:

135 Bishopsgate, London, EC2M 3UR

Fax +44 207 085 7984/ +44 207 085 8411:

Attention: Repack Middle Office/GMB Legal

(iii) the Borrower and Guarantors at:

14 Albany Road, Granby Industrial Estate, Weymouth, Dorset DT4 9TH

Fax: 01305 770441

Attention: Mr. Jason Reid

or to such other addresses or fax numbers as are notified by one party to the other.

20.2 Any notice or other communication given shall be deemed to be received:

(a) if sent by fax, with a confirmation of transmission, on the day on which it is transmitted;

(b) if given by hand, on the day of actual delivery; and

(c) if posted, on the second business ay following the day on which it was despatched by pre-paid first-class post.

A notice sent or given as described in Clause 20.2 (a) or Clause 20.2 (b) on a day which is not a business day, or after normal business hours, in the place of receipt shall be deemed to have been received on the next business day.

21. COUNTERPARTS

This Deed may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

22. PERPETUITY PERIOD

The perpetuity period applicable to all trusts constituted by this Deed shall be 80 years.

23. THIRD PARTY RIGHTS

A person that is not a party to this Deed, has no rights under it and may not enforce a right to, or enjoy the benefit of, any term of this Deed under the Contracts (Rights of Third Parties) Act 1999.

24. INSTRUMENT OF ALTERATION

24.1 The parties to this Deed acknowledge and agree that this Deed is an instrument of alteration in terms of Section 466 of the Companies Act 1985 in respect of the COPL Floating Charge (as that expression is defined in Schedule 2).

24.2 The Borrower confirms and undertakes to the Senior Lender and the Junior Lender that it will within 21 days of the date of this Deed register the required details of this Deed at Companies House in Edinburgh in order for this Deed to constitute a valid instrument of alteration in respect of any floating charge granted in its favour by Coda Octopus Products Limited.

25. GOVERNING LAW AND JURISDICTION

25.1 This Deed and any dispute arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the law of England and Wales.

25.2 Each other party to this Deed irrevocably and for the benefit of the Senior Lender:

(a) agrees that the courts of England will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts;

(b) waives any objection which it might now or hereafter have to the courts referred to in paragraph (a) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Deed and agrees not to claim that any such court is not a convenient or appropriate forum;

(c) to the extent that such party may in any jurisdiction claim for itself or its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and, to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), hereby irrevocably agrees that it will not claim, and hereby irrevocably waives, such immunity to the fullest extent permitted by the laws of such jurisdiction; and

(d) without prejudice to any other mode of service allowed under any relevant law, and unless it is a party that is incorporated in England and Wales:

(i) irrevocably appoints Jason Reid, Martech Systems (Weymouth) Limited, 14 Albany Road, Granby Industrial Estate, Weymouth, Dorset, DT4 9TH to act as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii) agrees that a failure by any such agent for service to notify the relevant party of any process served on it will not invalidate the proceedings concerned.

25.3 The submission to the jurisdiction of the courts referred to in Clause 25.2(a) will not (and will not be construed so as to) limit the right of the Senior Lender to take proceedings against any other party to this Deed in any other court of competent jurisdiction nor will the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

25.4 EACH PARTY TO THIS DEED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS DEED OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS DEED OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS DEED MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

This document has been executed as a Deed and is delivered and takes effect on the date stated at the beginning of it.

SCHEDULE 1

1. Coda Octopus (UK) Holdings Limited incorporated and registered in England and Wales with company number 5834897 whose registered office is at 14 Albany Road, Granby Industrial Estate, Weymouth, Dorset DT4 9TH.

2. Martech Systems (Weymouth) Limited incorporated and registered in England and Wales with company number 02300406 whose registered office is at 14 Albany Road, Granby Industrial Estate, Weymouth, Dorset DT4 9TH.

3. Coda Octopus Products Limited incorporated and registered in Scotland with company number SC151068 whose registered office is at Anderson House, 2nd Floor, Breadalbane Street, Edinburgh EH6 5JR

SCHEDULE 2:

Part 1: Charges and other Security Interests

1. Coda Octopus (UK) Holdings Limited ("COUHL")

A Debenture dated 30 October 2006 and registered with the Registrar of Companies on 7 November 2006 granted by COUHL in favour of the Senior Lender (**"COUHL Debenture"**) who has certain registered charges in and/over the assets of COUHL to secure the underlying obligations under certain Receivables Finance Agreements between the Senior Lender and (i) Martech Systems (Weymouth) Limited and (ii) Coda Octopus Limited.

2. Martech Systems (Weymouth) Limited ("Martech")

A Debenture dated 30th October 2006 and registered with the Registrar of Companies on 7 November 2006 granted by Martech in favour of the Senior Lender (**"Martech Debenture"**) whereby the Senior Lender has certain registered charges in and/over the assets of Martech to secure underlying obligations under a Receivables Finance Agreement dated 30 October 2006 between the Senior Lender and Martech.

3. Coda Octopus Products Limited (formerly known as Coda Octopus Products Limited) ("COPL")

A Floating Charge dated 30th October 2006 and registered with the Registrar of Companies on 17th November 2006 granted by COPL in favour of the Senior Lender (**"COPL Floating Charge"**).

4. Coda Octopus Group, Inc (COGI)

A Sale of Accounts and Security Agreement dated August 17, 2005 which, inter alia, grants a security interest in and lien in and upon all of COGI's right, title and interest in the "Collateral" (as is defined in the said agreement) to the Senior Lender and perfected by UCC filings (**COGI Security Interest**).

Part 2: Senior Financing Documents

1. The COUHL Debenture;
2. The Martech Debenture and the Receivables Finance Agreement between Martech and the Senior Lender dated 30 October 2006;
3. The COPL Floating Charge and the Receivables Finance Agreement between COPL and the Senior Lender dated 30 October 2006;
4. The Sale of Accounts and Security Agreement between COGI and the Senior Lender dated 17 October 2005.

Execution Copy

EXECUTION

Executed as a deed by David M. DiPiero

for and on behalf of Faunus Group International, Inc.

.... (Director)

Executed as a deed

for and on behalf of The Royal Bank of Scotland plc

.... (authorised signatory)

Executed as a deed by JASON REID

For and behalf of Coda Octopus Group Inc

.... (Director)

EXECUTED AS A DEED by CODA OCTOPUS PRODUCTS LIMITED acting by)

Director

Director/Secretary

SIGNED AS A DEED by MARTECH SYSTEMS (WEYMOUTH) LIMITED acting by)

Director

Director/Secretary

SIGNED AS A DEED by **CODA OCTOPUS (UK) HOLDINGS LIMITED** acting by)

Director

Director/Secretary